UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 13, 2007

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 0-21116

Utah	87-0500306
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

3838 West Parkway Boulevard

Salt Lake City, Utah 84120

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

The Company’s Annual Reports on Form 10-K and Proxy Statements contain biographic information about the directors and executive officers of the Company, including past employment, experience and training.

Historically, the Company has reported that each of Mr. Jerry McClain, a current director, and Mr. Gil Fuller, the Company’s Chief Financial Officer, is a certified public accountant, or a “CPA”.  These statements were intended to provide information regarding the background, training and professional certifications of Messrs. McClain and Fuller for their positions with the Company.

The Company clarifies that while Messrs. McClain and Fuller were licensed CPA’s at all times when they were practicing public accounting and were required to be licensed, they have since allowed their licenses to practice public accounting to expire. At the time of license expiration of both Mr. McClain and Mr. Fuller, their licenses were in good standing (and available for full reinstatement at any time).  Mr. Fuller’s license expired in 1986.  Mr. McClain’s license expired in 2004.

At no time since expiration of their licenses have Messrs McClain or Fuller held themselves out as licensed to practice public accounting to attract business or for commercial purposes.  None of the services rendered to the Company by Messrs. McClain or Fuller require that they maintain a current license as a CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:  /s/  David A. Wentz, President

Date:  June 13, 2007